Entravision Communications

Exhibit 99.1

ENTRAVISION REPORTS FIRST QUARTER 2026 RESULTS

BURBANK, CALIFORNIA, May 5, 2026 – Entravision Communications Corporation (NYSE: EVC), a media and advertising technology company, today announced financial results for its first quarter ended March 31, 2026.

"Net revenue in our Media segment increased 4% in first quarter 2026 compared to first quarter 2025 due to an increase in digital advertising revenue and retransmission fees which were partially offset by lower broadcast advertising revenue and revenue from spectrum usage rights. Local advertising revenue increased 6% and national advertising revenue decreased 18%, excluding political revenue," said Michael Christenson, Chief Executive Officer. "Net revenue in our Advertising and Technology Services segment increased 204% in first quarter 2026 compared to first quarter 2025. The ATS segment had higher monthly active advertisers and higher revenue per monthly active advertiser. These results were driven by the investments in the AI capabilities of our platform and our expanded sales capacity."

Mr. Christenson continued, “We repaid $5 million on our bank term loan in the first quarter of 2026, and we remain committed to reducing our debt and maintaining a strong balance sheet.”

Highlights

Entravision reports its operating results for two segments. The Media segment provides video, audio and digital marketing services to local and national advertisers in the U.S. The Advertising Technology & Services ("ATS") segment provides programmatic advertising technology and services to advertisers and mobile app developers on a global basis.

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Consolidated net revenue increased 114% for first quarter 2026 compared to first quarter 2025.
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Media segment net revenue increased 4% for first quarter 2026 compared to first quarter 2025, primarily due to an increase in digital advertising revenue and an increase in retransmission consent revenue, partially offset by a decrease in broadcast advertising revenue and a decrease in spectrum usage rights revenue.
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ATS segment net revenue increased 204% for first quarter 2026 compared to first quarter 2025, primarily due to increases in monthly active advertisers and revenue per monthly active advertiser, which were driven by investments we made in the AI capabilities of our platform and increased sales capacity.
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Segment operating profit was $29.1 million for first quarter 2026, compared to operating profit of $3.9 million for first quarter 2025.
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Media segment operating loss was $5.2 million for first quarter 2026, compared to operating loss of $2.6 million for first quarter 2025.
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ATS segment operating profit was $34.3 million for first quarter 2026, compared to operating profit of $6.5 million for first quarter 2025.
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Corporate expenses decreased 8% for first quarter 2026 compared to first quarter 2025, primarily due to expense reductions in rent and professional services, partially offset by an increase in bonus expense and non-cash stock-based compensation.
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The company made a $5.0 million scheduled debt payment and paid a dividend of $4.6 million in first quarter 2026.
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The company had $71.1 million in cash and cash equivalents and marketable securities and $162.2 million of long-term debt and current maturities of long-term debt as of March 31, 2026.
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Entravision’s board of directors approved a quarterly cash dividend to shareholders of $0.05 per share on the company's Class A and Class U common stock. The dividend is payable on June 30, 2026 to shareholders of record as of the close of business on June 16, 2026.

Entravision Communications

Notice of Conference Call

Entravision will host a webinar to discuss its first quarter 2026 results on Tuesday, May 5, 2026 at 4:30 p.m. Eastern Time. The webinar may be accessed on company’s Investor Relations website at investor.entravision.com or via webinar registration. The webinar will also be archived on the company’s Investor Relations website under the Events section.

About Entravision

Entravision is a media and advertising technology company. In the U.S., we provide video, audio and digital marketing services to local and national advertisers through a portfolio of television and radio stations and digital advertising services that target Latino audiences. Our advertising technology business provides programmatic advertising technology and services to advertisers and app developers on a global basis. Entravision is the largest affiliate group of the Univision and UniMás television networks. The term "Entravision" as used in this press release refers to Entravision Communications Corporation. Shares of Entravision Class A Common Stock trade on the NYSE under the ticker: EVC. Learn more about us at entravision.com.

Forward-Looking Statements

This press release contains certain forward-looking statements. These forward-looking statements, which are included in accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this press release. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that actual results will not differ materially from these expectations, and the Company disclaims any duty to update any forward-looking statements made by the Company. From time to time, these risks, uncertainties and other factors are discussed in the Company’s filings with the Securities and Exchange Commission.

For more information, please contact:

Mark Boelke	Roy Nir
Chief Financial Officer and Chief Operating Officer	VP, Financial Reporting and Investor Relations
Entravision	Entravision
310-447-3870	310-447-3870
ir@entravision.com	ir@entravision.com

# # #

(Financial Tables Follow)

Entravision Communications

Entravision Communications Corporation

Segment Results (Unaudited)

(In thousands)

	Three-Month Period
	Ended March 31,		%
	2026	2025	Change
Net revenue
Media	$42,421	$40,977	4%
Advertising Technology & Services	154,550	50,874	204%
Consolidated	196,971	91,851	114%

Cost of revenue
Media	5,365	3,266	64%
Advertising Technology & Services	96,589	30,206	220%
Consolidated	101,954	33,472	205%

Direct operating expenses
Media	28,136	26,550	6%
Advertising Technology & Services	16,663	8,952	86%
Consolidated	44,799	35,502	26%

Selling, general and administrative expenses
Media	11,352	10,805	5%
Advertising Technology & Services	6,787	4,701	44%
Consolidated	18,139	15,506	17%

Depreciation and amortization
Media	2,786	2,970	(6)%
Advertising Technology & Services	205	507	(60)%
Consolidated	2,991	3,477	(14)%

Segment operating profit (loss)
Media	(5,218)	(2,614)	100%
Advertising Technology & Services	34,306	6,508	427%
Consolidated	29,088	3,894	647%

Corporate expenses	7,173	7,788	(8)%
Impairment charge	-	23,673	(100)%
Loss on lease abandonment	-	25,191	(100)%
Restructuring costs	983	-	*
Foreign currency (gain) loss	243	12	1,925%
Operating income (loss)	20,689	(52,770)	*

Interest expense	$(3,315)	$(3,663)	(10)%
Interest income	358	605	(41)%
Dividend income	14	-	*
Realized gain (loss) on marketable securities	8	1	700%
Income (loss) before income taxes	17,754	(55,827)	*

Capital expenditures
Media	$2,899	$2,360
Advertising Technology & Services	998	24
Consolidated	$3,897	$2,384

Entravision Communications

Entravision Communications Corporation

Consolidated Statements of Operations (Unaudited)

(In thousands, except share and per share data)

	Three-Month Period
	Ended March 31,
	2026	2025
Net revenue	$196,971	$91,851

Expenses:
Cost of revenue	101,954	33,472
Direct operating expenses	44,799	35,502
Selling, general and administrative expenses	18,139	15,506
Corporate expenses	7,173	7,788
Depreciation and amortization	2,991	3,477
Impairment charge	—	23,673
Loss on lease abandonment	—	25,191
Restructuring costs	983	—
Foreign currency (gain) loss	243	12
Total expenses	176,282	144,621
Operating income (loss)	20,689	(52,770)
Interest expense	(3,315)	(3,663)
Interest income	358	605
Dividend income	14	—
Realized gain (loss) on marketable securities	8	1
Income (loss) before income taxes	17,754	(55,827)
Income tax benefit (expense)	(5,394)	8,052
Net income (loss) from continuing operations	12,360	(47,775)
Net income (loss) from discontinued operations, net of tax	—	(191)
Net income (loss) attributable to common stockholders	$12,360	$(47,966)

Basic and diluted earnings per share:
Net income (loss) per share from continuing operations, basic and diluted	$0.13	$(0.53)

Net income (loss) per share from discontinued operations, basic and diluted	$-	$(0.00)

Net income (loss) per share attributable to common stockholders, basic and diluted	$0.13	$(0.53)

Cash dividends declared per common share, basic and diluted	$0.05	$0.05

Weighted average common shares outstanding, basic	91,985,480	90,976,288
Weighted average common shares outstanding, diluted	96,420,181	90,976,288

Entravision Communications

Entravision Communications Corporation

Consolidated Balance Sheets (Unaudited)

(In thousands)

	March 31,	December 31,
	2026	2025
ASSETS
Current assets
Cash and cash equivalents	$68,171	$59,439
Marketable securities	2,973	3,762
Restricted cash	799	797
Trade receivables, net of allowance for doubtful accounts	128,102	94,912
Prepaid expenses and other current assets	24,876	18,974
Assets held for sale	5,415	5,597
Total current assets	230,336	183,481
Property and equipment, net	46,256	44,797
Intangible assets subject to amortization, net	2,139	2,593
Intangible assets not subject to amortization	123,275	123,275
Goodwill	7,352	7,352
Deferred income taxes	3,824	3,823
Operating leases right of use asset	20,005	18,807
Other assets	3,205	3,383
Total assets	$436,392	$387,511
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Current maturities of long-term debt	$20,000	$20,000
Accounts payable and accrued expenses	133,526	91,736
Operating lease liabilities	10,512	9,737
Total current liabilities	164,038	121,473
Long-term debt, less current maturities, net of unamortized debt issuance costs	142,195	147,119
Long-term operating lease liabilities	37,404	36,775
Other long-term liabilities	13,048	12,197
Deferred income taxes	14,744	14,505
Total liabilities	371,429	332,069
Stockholders' equity
Class A common stock	8	8
Class U common stock	1	1
Additional paid-in capital	801,268	804,075
Accumulated deficit	(735,527)	(747,887)
Accumulated other comprehensive income (loss)	(787)	(755)
Total stockholders' equity	64,963	55,442
Total liabilities and equity	$436,392	$387,511

Entravision Communications

Entravision Communications Corporation

Consolidated Statements of Cash Flows (Unaudited)

(In thousands)

	Three-Month Period
	Ended March 31,
	2026	2025
Cash flows from operating activities:
Net income (loss) attributable to common stockholders	$12,360	$(47,966)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	2,991	3,477
Impairment charge	—	23,673
Loss on lease abandonment	—	25,191
Deferred income taxes	240	(1,467)
Non-cash interest	423	176
Amortization of syndication contracts	99	110
Payments on syndication contracts	(67)	(109)
Non-cash stock-based compensation	3,252	2,613
(Gain) loss on marketable securities	(8)	(1)
(Gain) loss on disposal of property and equipment	87	4
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	(32,682)	(10,460)
(Increase) decrease in prepaid expenses and other current assets, operating leases right of use asset and other assets	(4,476)	(9,529)
Increase (decrease) in accounts payable, accrued expenses and other liabilities	39,565	(956)
Net cash provided by (used in) operating activities	21,784	(15,244)
Cash flows from investing activities:
Purchases of property and equipment	(3,637)	(2,643)
Purchases of marketable securities	(2)	(218)
Proceeds from sale of marketable securities	760	386
Net cash provided by (used in) investing activities	(2,879)	(2,475)
Cash flows from financing activities:
Tax payments related to shares withheld for share-based compensation plans	(538)	—
Payments on debt	(5,000)	—
Dividends paid	(4,602)	(4,549)
Principal payments under finance lease obligation	(31)	(33)
Net cash provided by (used in) financing activities	(10,171)	(4,582)
Net increase (decrease) in cash, cash equivalents and restricted cash	8,734	(22,301)
Cash, cash equivalents and restricted cash:
Beginning	60,236	96,700
Ending	$68,970	$74,399